CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 30, 2017, with respect to the consolidated financial statements and financial highlights of Elkhorn Commodity Rotation Strategy ETF, Elkhorn Fundamental Commodity Strategy ETF, and Elkhorn S&P High Quality Preferred ETF (three of the funds constituting the Elkhorn ETF Trust) appearing in the March 31, 2017 Annual Report to Shareholders on Form N-CSR, which is incorporated by reference in this Post-Effective Amendment No. 105 to the Registration Statement No. 333-201473 on Form N-1A (the “Registration Statement”). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the under the captions “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” under “Miscellaneous Information” and “Financial Statements” in the Statements of Additional Information.

/s/ GRANT THORNTON LLP

Chicago, Illinois
August 1, 2017